EXHIBIT 10 (h)


                                ASSUMPTION AGREEMENT

       ASSUMPTION AGREEMENT, dated as of October 19, 1994, pursuant to Section
5.2 of each of the Warrant Agreement, dated as of July 7, 1992, between Kendall International, Inc., a Delaware corporation (formerly CDK Holding Corporation, "Kendall"), and Norwest Bank Minnesota, N.A., as Warrant Agent, with respect to A Warrants to acquire common stock, par value $.01 per share, of Kendall ("Kendall Common Stock") and the Warrant Agreement, dated as of July 7, 1992, between Kendall and Norwest Bank Minnesota, N.A., as Warrant Agent, with respect to B Warrants to acquire Kendall Common Stock (such agreements being referred to as the "Warrant Agreements" and such A Warrants and B Warrants being referred to as the "Warrants").

       A. Tyco International Ltd., a Massachusetts corporation ("Tyco"), T Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Tyco ("Merger Sub"), and Kendall have entered into a Merger Agreement, dated as of July 13, 1994 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with, and into Kendall and Kendall will become a wholly-owned subsidiary of Tyco.

       B. The Merger Agreement provides that at the effective time of the Merger (the "Effective Time") each share of Kendall Common Stock will be converted into the right to receive 1.29485 shares of common stock of Tyco, par value $.50 per share ("Tyro Common Stock"), and each Warrant will be deemed assumed by Tyco and deemed to constitute a Warrant to acquire, on the same terms and conditions as were applicable under such Warrant prior to the Effective Time, the number (rounded to the nearest whole number) of shares of Tyco Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full prior to the Effective Time,

        NOW THEREFORE, Tyco hereby agrees as follows:

        1.    Assumption of Obligations. Effective as of the Effective Time of
              -------------------------
the Merger, Tyco shall assume the obligations of Kendall under each of the Warrant Agreements and the obligation to deliver to each holder of a Warrant, upon exercise thereof, on the same terms and conditions as were applicable under such Warrant prior to the Effective Time, the number (rounded to the nearest whole number) of shares of Tyco Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full prior to the Effective Time.

       2.    Benefits. This Agreement shall inure to the benefit of the Warrant
             --------
Agent, and its successors and assigns, and the registered and beneficial holders from time to time of the Warrants. Noting in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim by reason of this Agreement.

       3.    Termination. This Agreement shall terminate and be of no force and
             -----------
effect if the Merger Agreement shall be terminated according to its terms.

       4.    Governing Law. This Agreement and all rights arising hereunder
             -------------
shall be construed and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles or rules thereof.

       5.    Amendment. No amendment of this Agreement made from and after the
             ---------
Effective Time may be effected without the consent of the Requisite Holders of Warrants (as such term is defined in the Warrant Agreements).

       IN WITNESS WHEREOF, Tyco has caused this agreement to be executed as of the date first written above.

                                             TYCO INTERNATIONAL LTD.

                                             BY:  /s/
                                                --------------------
                                             Name:
                                             Title:

Acknowledged:

NORWEST BANK MINNESOTA, N.A.,
as Warrant Agent

By:  / s /
- -------------------
Name:
Title: